As filed with the Securities and Exchange Commission on February 7, 1997
                                            Registration No. 333-_______________
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                          TANDEM COMPUTERS INCORPORATED
--------------------------------------------------------------------------------
               (Exact name of issuer as specified in its charter)

             Delaware                                        94-2266618
  ---------------------------------                      -------------------
    (State or other jurisdiction                          (I.R.S. Employer
  of incorporation or organization)                      Identification No.)

        19333 Vallco Parkway
        Cupertino, California                                 95014-2599
---------------------------------------                  -------------------
Address of principal executive offices)                       (Zip code)

                  TANDEM COMPUTERS INCORPORATED 1997 STOCK PLAN
                  ---------------------------------------------
                      (as Adopted Effective February 1996)
                      ------------------------------------
                            (Full title of the plan)


       JOSEPHINE T. PARRY, ESQ.                              Copy to:
   Vice President, General Counsel                  KATHARINE A. MARTIN, ESQ.
             and Secretary                        Pillsbury Madison & Sutro LLP
    Tandem Computers Incorporated                      2700 Sand Hill Road
      10435 North Tantau Avenue                     Menlo Park, CA 94025-7020
   Cupertino, California 95014-0709                       (415) 233-4500
            (408) 725-6000
            --------------
(Name, address and telephone number of
          agent for service)


                         CALCULATION OF REGISTRATION FEE

==========================================================================================================
                                                                    Proposed Maximum
                                               Proposed Maximum        Aggregate         Amount of
Title of Securities To      Amount To Be        Offering Price       Offering Price     Registration
    Be Registered            Registered          Per Share(1)              (1)             Fee (2)
----------------------------------------------------------------------------------------------------------

     Common Stock         1,115,000 shares          $13.81             $15,398,150        $4,666.11
==========================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low sale prices on the New York Stock Exchange on February 3, 1997.
(2)     The registration fee has been calculated pursuant to Rule 457(h).

                               ------------------

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.   Plan Information.*
------    ----------------

Item 2.   Registrant Information and Employee Plan Annual
------    -----------------------------------------------
          Information.*
          -----------

          *  Information required by Part I to be contained in the
             Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Certain Documents By Reference.
------    -----------------------------------------------

          The following documents, filed with the Securities and Exchange Commission (the "Commission") by the Registrant, are hereby incorporated by reference in this Registration Statement:

                 (i) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1996, as amended;

                 (ii) The information with regard to the Registrant's capital stock contained in the Registrant's Registration Statement on Form 10, filed with the Commission pursuant to section 12 of the Securities Exchange Act of 1934, including any subsequent amendment or report filed for the purpose of updating such information.

In addition, all documents subsequently filed by the Registrant pursuant to sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.
------    -------------------------

         Not Applicable.

Item 5.   Interests of Named Experts and Counsel.
------    ----------------------------------------

         Not Applicable.

Item 6.   Indemnification of Officers and Directors.
------    -----------------------------------------

         Section 145 of the Delaware General Corporation Law (the "Delaware GCL") permits the Registrant to indemnify any person against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employee or agent of such company, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

         Paragraph B(i) of Article XI of the Registrant's Restated Certificate of Incorporation provides that the corporation shall, to the fullest extent permitted by Delaware Law, indemnify any person (the "Indemnitee") who is or was involved in any manner (including, without limitation, as a party or witness) in any threatened, pending or completed criminal, administrative or investigative (including, without limitation, any action, suit or proceeding brought by or in the right of the corporation to procure a judgment in its favor) (a "Proceeding"), by reason of the fact that Indemnitee is or was a director, officer, employee, agent, fiduciary or other official of the Registrant, or is or was serving another entity or enterprise in such capacity at the request of the Registrant, against all expenses and liabilities actually and reasonably incurred by Indemnitee in connection with such Proceeding.

         Paragraph B(ii) or Article XI of the Registrant's Restated Certificate of Incorporation provides that the corporation may enter into contracts to provide individual Indemnitees with specific rights of indemnification to the fullest extent permitted by Delaware Law and may create trust funds, grant security interests, obtain letters of credit or use other means to ensure the payment of such amounts as may be necessary to effect the rights provided by the Restated Certificate of Incorporation or in any such contract.

         The directors and officers of the Registrant and its subsidiaries are covered by policies of insurance under which they are insured, within limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, in which they are parties by reason of being or having been directors or officers under the applicable statutes and its charter provisions. In addition, pursuant to authority contained in the Registrant's Restated Certificate of Incorporation (as set forth above), the Registrant has entered into indemnification agreements with its directors and officers.

Item 7.   Exemption from Registration Claimed.
------    -----------------------------------

         Not Applicable.

Item 8.   Exhibits.
------    --------

         See Index to Exhibits on page 8

Item 9.   Undertakings.
------    ------------

         (a)     The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                         (i)   To include any prospectus required by
                 section 10(a)(3) of the Securities Act of 1933;

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                         (iii) To include any material information with respect
                 to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this
         Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on February 7, 1997.

                                        TANDEM COMPUTERS INCORPORATED



                                        By          /s/ Roel Pieper
                                           ------------------------------------
                                                        Roel Pieper
                                                  Chief Executive Officer
                                                        and Director


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roel Pieper and Enrico L. Pesatori, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

          Signature                       Title                     Date
          ---------                       -----                     ----


        /s/ Roel Pieper               Chief Executive           February 7, 1997
--------------------------------      Officer and Director
          Roel Pieper                 (Principal Executive
                                      Officer)

          Signature                       Title                     Date
          ---------                       -----                     ----


     /s/ Enrico L. Pesatori           President,                February 7, 1997
---------------------------------     Chief Operating
       Enrico L. Pesatori             Officer, Interim
                                      Chief Financial Officer
                                      and Director (Principal
                                      Financial Officer)


      /s/ Kenneth R. Barber           Senior Vice               February 7, 1997
---------------------------------     President, Finance
        Kenneth R. Barber             and Corporate
                                      Controller (Principal
                                      Accounting Officer)


       /s/ Morton Collins
---------------------------------
         Morton Collins               Director                  February 7, 1997


  /s/ Franklin P. Johnson, Jr.
---------------------------------
    Franklin P. Johnson, Jr.          Director                  February 7, 1997


      /s/ Robert M. Kavner
---------------------------------
        Robert M. Kavner              Director                  February 7, 1997


      /s/ Thomas J. Perkins
---------------------------------
        Thomas J. Perkins             Director                  February 7, 1997


   /s/ Vera Stephanie Shirley
---------------------------------
     Vera Stephanie Shirley           Director                  February 7, 1997


    /s/ Robert G. Stone, Jr.
---------------------------------
      Robert G. Stone, Jr.            Director                  February 7, 1997


        /s/ Alex S. Vieux
---------------------------------
          Alex S. Vieux               Director                  February 7, 1997


      /s/ Walter B. Wriston
---------------------------------
        Walter B. Wriston             Director                  February 7, 1997

                                INDEX TO EXHIBITS
                                -----------------


Exhibit
Number                              Exhibit
-------                             -------


  4.1*           The Tandem Computers Incorporated
                 1997 Stock Plan.*

  5.1 Opinion of Pillsbury Madison & Sutro LLP as to the legality of the securities being registered.

 24.1            Consent of Pillsbury Madison & Sutro LLP (included in
                 Exhibit 5.1).

 24.2            Consent of Ernst & Young LLP.

 25.1            Powers of Attorney (see pages 6 and 7).

---------------
*  Incorporated by reference.